EXHIBIT 10.4

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

MARKETAXESS HOLDINGS INC. 2012 INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), is made as of the January 22, 2019 (the “Grant Date”) by and between MarketAxess Holdings Inc. (the “Company”) and Christopher R. Concannon (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted The MarketAxess Holdings Inc. 2012 Incentive Plan (the “Plan”) which is administered by a Committee appointed by the Company’s Board of Directors (the “Committee”);

WHEREAS, pursuant to Section 3.3 of the Plan, the Committee has adopted guidelines (the “Guidelines”) for the grant of restricted stock units (“RSUs”) under the Plan, which constitute an Other Stock-Based Award under the Plan; and

WHEREAS, the Company, through the Committee, wishes to grant to the Participant RSUs as set forth below.

NOW, THEREFORE, the Company and the Participant agree as follows:

1.

Grant of RSUs. Subject to the terms and conditions of the Plan (as modified by this Agreement), the Guidelines (as modified by this Agreement) and this Agreement, on the Grant Date the Company awarded to the Participant xxx RSUs[1]. The RSUs hereunder are not Deferrable RSUs and are not eligible for deferral under Section 4 of the Guidelines.

2.

Vesting. (a) The RSUs shall become vested (but shall remain subject to Section 3 of this Agreement) pursuant to Sections 3.1 and 3.2 of the Guidelines, subject to the accelerated vesting provisions under Sections 3.3 and 3.4 of the Guidelines, on the following schedule, provided that the Participant has not had a Termination from the Grant Date until the applicable vesting date:

xxx on January 22, 2020

xxx on January 22, 2021

xxx on January 22, 2022

(b) Notwithstanding the vesting schedule in Section 2(a) above or anything herein or in the Guidelines or the Plan to the contrary, in the event of a Termination due to Participant’s (i) death, (ii) Disability, (iii) termination by the Company without Cause, or (iv) resignation by the Participant for Good Reason (as defined in the employment agreement by and between the Participant and the Company), the RSUs granted to Participant hereunder shall become vested immediately and the vesting schedule in Section 2(a) above shall be of no further force or effect.

3.

Securities Representations. The grant of the RSUs and any issuance of shares of Common Stock pursuant to this Agreement are being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

[1]

NTD: The number of RSUs granted will be determined by dividing award value by the average closing price of Company stock on the ten trading days leading up to and including the Grant Date, rounded to the nearest whole number.

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3.1 he or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on his or her representations set forth in this section;

3.2 if he or she is deemed an affiliate within the meaning of Rule 144 of the Act, the Common Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Common Stock and the Company is under no obligation to register the Common Stock (or to file a “re-offer prospectus”);

3.3 if he or she is deemed an affiliate within the meaning of Rule 144 of the Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Common Stock may be made only in limited amounts in accordance with such terms and conditions.

4.

Not an Employment Agreement. Neither the execution of this Agreement nor the grant of RSUs hereunder constitute an agreement by the Company to employ or to continue to employ the Participant during the entire, or any portion of, the term of this Agreement.

5.	Miscellaneous.

5.1

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any affiliate by which the Participant is employed to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement.

5.2

This award of RSUs shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

5.3

The Participant agrees that the award of the RSUs hereunder is special incentive compensation and that it, and any dividends paid thereon (even if treated as compensation for tax purposes), will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

5.4	No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

5.5	This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

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5.6

The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

5.7	The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

5.8

All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to the Compensation Committee of the Board with a copy to General Counsel, MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, New York, 10001.

5.9

This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

6.

Violation of Non-Competition Agreement. In the event the Participant is in breach of any of the restrictive covenants set forth in Sections 4, 5, or 6 of the Proprietary Information and Non-Competition Agreement between the Participant and the Company (the “Non-Competition Agreement”) prior to any vesting of RSUs granted hereunder, or during the applicable time period(s) set forth in the Non-Competition Agreement thereafter, the Committee may direct (at any time during such time periods(s)) that all unvested RSUs and all vested but unpaid RSUs shall be immediately forfeited and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any RSUs or any Common Stock paid in connection therewith which had vested in the period(s) referred to above.

7.

Provisions of Plan and Guidelines Control. This Agreement is subject to all the terms, conditions and provisions of the Plan and the Guidelines, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan and the Guidelines as may be adopted by the Committee and as may be in effect from time to time, provided that, it is the express intention of the Company and the Participant that the provisions of the Plan and the Guidelines pertaining to “Detrimental Activity” (as defined in the Plan and the Guidelines) not apply to this Agreement, the RSUs granted hereunder, and any Common Stock pain in connection therewith. In all other respects, the Plan and the Guidelines are incorporated herein by reference. A copy of the Plan and the Guidelines have been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan and the Guidelines, the Plan and the Guidelines shall control, and this Agreement shall be deemed to be modified accordingly (other than, for the avoidance of doubt, with respect to provisions of the Plan and the Guidelines pertaining to Detrimental Activity). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan or the Guidelines. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan or the Guidelines) and supersedes any prior agreements between the Company and the Participant.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MARKETAXESS HOLDINGS INC.

By:
Name:
Title:

PARTICIPANT

Name: xxx

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